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                                                                    EXHIBIT 14

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Pre-Effective Amendment No. 1 to the Registration Statement of The Indonesia Fund, Inc. on Form N-14 of our report dated February 15, 2000 on our audit of the financial statements and financial highlights of The Indonesia Fund, Inc., which report is included in the Annual Report to Shareholders for the year ended December 31, 1999, which is incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the headings "Financial Highlights" and "Experts" in the Prospectus/Proxy Statement.


/s/ PricewaterhouseCoopers LLP

Two Commerce Square
Philadelphia, Pennsylvania
November 20, 2000


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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Pre-Effective Amendment No. 1 to the Registration Statement of The Indonesia Fund, Inc. on Form N-14 of our report dated May 10, 2000 on our audit of the financial statements and financial highlights of Jakarta Growth Fund, Inc., which report is included in the Annual Report to Shareholders for the year ended March 31, 2000, which is incorporated by reference in the Registration Statement. We also consent to the references to our Firm under the headings "Financial Highlights" and "Experts" in such Prospectus/Proxy Statement.


/s/ PricewaterhouseCoopers LLP
New York, New York 10036
November 20, 2000